As filed with the Securities and Exchange Commission on July ___, 2001
                          Registration No.: -_________
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                WORLDWATER CORP.
             (Exact name of registrant as specified in its charter)

                Delaware                              33-0123045
        (State of Incorporation            (IRS Employer Identification No.)
            or Organization)

                            Pennington Business Park
                                55 Route 31 South
                          Pennington, New Jersey 08534

      (Address of Principal Executive Offices)            (Zip Code)

                WORLDWATER CORP. 1999 INCENTIVE STOCK OPTION PLAN
                             (Full name of the Plan)

                                   ----------

                                    Copy to:
Quentin T. Kelly                              Stephen A. Salvo
Chairman and Chief Executive Officer          Salvo, Russell, Fichter and Landau
WorldWater Corp.                              510 Township Line Road
Pennington Business Park                      Suite 150
55 Route 31 South                             Blue Bell, Pennsylvania   19422
Pennington, New Jersey 08534                  Telephone: (215) 653-0110
Telephone: (609) 818-0700
------------------------------------          ----------------------------------

                         Harvard Business Services, Inc.
                               25 Greystone Manor
                           Lewes, Delaware 19958-9776

                 (Name and Address of Agent for Service Process)

Approximate date of proposed commencement of sales pursuant to the Plans: Upon effectiveness of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
                                   Maximum         Maximum
Title of Securities  Amount to be  Offering Price  Aggregate          Amount of
to be Registered     Registered    Per Share(1)    Offering Price(1)  Registration Fee
--------------------------------------------------------------------------------------
Common Stock
$.001 par value      5,000,000     $.37            $1,850,000.00      $462.50

The WorldWater Corp. 1999 Incentive Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 7,000,000 shares of common stock of WorldWater Corp., a Delaware corporation (the "Company"). This registration statement shall also cover any additional shares of common stock which may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Company.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of $.37 per share. The proposed maximum offering price per share of $.37 was calculated based on the average of the bid and asked prices of the shares of the Registrant as reported on the over-the-counter market on July 23, 2001.

                                     PART I

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. Registrant's Form S-8 Registration Statement, filed with the Securities and Exchange Commission on January 24, 2000 (No. 95253), is hereby incorporated by reference.


                                    Page -1-

                                   PROSPECTUS

                                WORLDWATER CORP.
                                 (the "Company")

               5,000,000 Shares of Common Stock, $.001 par value,
                        offered pursuant to the Company's
              Amended 1999 Incentive Stock Option Plan (the "Plan")

The Company has increased from 2,000,000 to 7,000,000 the maximum number of shares of its Common Stock, $.001 per value (the "Common Stock") it is offering or may offer to officers or other key employees of the Company, directors and consultants who, in the opinion of a Committee of members of the Board of Directors, can contribute significantly to the growth and profitability of the Company ("Key Employees"). Such offers are or will be made at the prices and on the terms and conditions contained in the respective stock option agreements entered into or to be entered into with each optionee (the "Agreements").

Affiliates of the Company may not resell shares purchased under the Plan pursuant to this Prospectus; they may resell only under a prospectus that is part of an appropriate effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or in compliance with Rule 144 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the 1933 Act, or otherwise pursuant to an available exemption from registration. In general, Affiliates are persons with power to manage and direct the policies of the Company, such as its executive officers and directors, and certain relatives of such persons. Each Employee should, prior to reselling or re-offering any option shares, consult counsel to determine whether he or she is in compliance with all of the foregoing restrictions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 23, 2001

No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus; and any information or representations not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any jurisdiction in which it is


                                    Page -1-
unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

TABLE OF CONTENTS

                                                                            Page

Additional Information                                                        2
Incorporation by Reference                                                    2
The Company                                                                   3
The Plan                                                                      4
Description of the Company's Common Stock                                     7
Experts                                                                       8
Legal Opinion                                                                 9

                             ADDITIONAL INFORMATION

The Company has filed with the Commission, Washington, D.C., a Registration Statement on Form S-8 under the 1933 Act relating to the shares of Common Stock offered hereby. For further information, reference is made to the Registration Statement, including the Exhibits filed as part thereof. Statements contained in this Prospectus as to the provisions of the Plan and the Agreements are not complete and in each instance reference is made to the Plan and the Agreements.

The Company is subject to informational requirements under Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information concerning the Company can be inspected without charge and copied upon payment of prescribed rates at the public reference facilities maintained by the Commission at its offices at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048. Additional updating information with respect to the securities and Plan described herein may be provided in the future to Plan participants by means of appendices to the Prospectus.

                           INCORPORATION BY REFERENCE

The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

      1. The Company's Quarterly Report or Form 10-QSB for the quarter ended March 31, 2001.


                                    Page -2-

      2. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

      3. The Company's Proxy Statement dated May 10, 2001 for the Annual Meeting of Shareholders held on June 14, 2001.

Documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, and 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the securities offered by this Prospectus have been sold or which deregisters all of the securities remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other document which also is incorporated herein by reference modifies or replaces such statement. Any such statement as modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company has delivered or caused to be delivered with this Prospectus to each employee to whom this Prospectus is sent or given a copy of the Company's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Company will promptly furnish without charge a copy of such report upon the written request of the employee.

THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). SUCH REQUESTS SHOULD BE DIRECTED TO JAMES S. FARRIN, PRESIDENT, WORLDWATER CORPORATION, PENNINGTON BUSINESS PARK, 55 ROUTE 31 SOUTH, PENNINGTON, NEW JERSEY 08534.

                     INFORMATION REQUIRED IN THE PROSPECTUS

                                   THE COMPANY

The Company was incorporated in the state of Nevada on April 3, 1985 under the name Golden Beverage Company. In April 1997, the Company entered into a reverse merger transaction with WorldWater, Inc., a Delaware corporation formed in January 1984. Since the reverse merger


                                    Page -3-
transaction, the Company, under the name of WorldWater Corp., has been engaged exclusively in the solar/water power industry. In 2001, the Company was reincorporated in Delaware by merger with and into WorldWater Corp., a Delaware corporation. The Company's common stock is publicly traded on the OTC Bulletin Board under the symbol WWAT. The Company's principal executive office is located at Pennington Business Park, 55 Route 31 South, Pennington, New Jersey 08534. Its telephone number is (609) 818-0700.

                                    THE PLAN

Adoption and Adjustment; Termination

In April, 1999, the Board of Directors of the Company (the "Board") unanimously adopted the Plan, subject to the approval of the shareholders of the Company, which approval was obtained at the Annual Meeting of Shareholders on June 16, 1999. In May, 2001, the Board unanimously agreed to amend the Plan to increase the maximum number of shares of Common Stock available under the Plan from 2,000,000 shares to 7,000,000 shares. The amendment of the Plan was approved by the shareholders of the Company at the Annual Meeting of Shareholders on June 14, 2001.

In accordance with the terms of the Plan, at any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations. No amendment, suspension or termination of the Plan shall, without the optionee's consent, alter or impair any rights or obligations under any Agreement previously entered into under the Plan. The Plan shall terminate ten (10) years after the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier, unless previously terminated.

As of June 30, 2001, 1,919,796 options have been issued under the Plan to eligible recipients.

Nature and Purpose of the Plan

Subject to certain limitations, the Plan authorizes the grant of Incentive Stock Options, Non-qualified Options and Restricted Stock (sometimes collectively referred to as the "Options") to purchase shares of Common Stock to Key Employees, directors and consultants.

The purpose of the Plan is to promote the success of the Company by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value.


                                    Page -4-

Administration

The Plan provides that it is to be administered by a committee of the Board of Directors of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall have the following plenary powers: (i) to establish, amend or waive rules or regulations for the Plan's administration; (ii) except in those instances in which a dispute arises, to construe and interpret the Agreements and the Plan; and (iii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Eligibility and Extent of Participation

Persons eligible to participate in the Plan include all employees of the Company who, in the opinion of the Committee, are Key Employees, and directors and consultants.

Shares Subject to the Plan

The Plan authorizes the grant of Options covering no more than 7,000,000 shares of Common Stock (subject to further adjustment in certain circumstances).

The Committee has discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any participant may first exercise Incentive Stock Options granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422A of the Code and rules and regulation thereunder.

Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined below), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine.

Option Price

The exercise price per share of Stock covered by an Option ("Option Price") shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.


                                    Page -5-

Option Periods

Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no Incentive Stock Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

Termination of Employment, Death and Non-Assignability

Options are not assignable but may be transferred by will or by the laws of descent and distribution, and during the optionee's lifetime are exercisable only by the optionee. Termination of the optionee's status as a Key Employee for any reason shall cause an Option to terminate in accordance with the provisions of the Option Agreement between the Company and the Key Employee unless such termination is due to such person's permanent and total disability or death, in which case the Option may not be terminated before its specified maturity date.

With respect to Key Employees granted Restricted Shares (i) in the event that a Key Employee's employment is terminated because of retirement, death or disability, any remaining period of restriction shall automatically terminate and the shares shall be free of restrictions and freely transferrable; (ii) in the event that a Key Employee's employment is terminated for any reason other than retirement, death or disability, then any shares of Restricted Stock still subject to restrictions as of the date of termination shall automatically be forfeited and returned to the Company.

Sale of Shares

Affiliates of the Company may not resell shares purchased under the Plan pursuant to this Prospectus; they may resell only under a prospectus that is part of an appropriate effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or in compliance with Rule 144 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the 1933 Act, or otherwise pursuant to an available exemption from registration. In general, Affiliates are persons with power to manage and direct the policies of the Company, such as its executive officers and directors, and certain relatives of such persons. Each Employee should, prior to reselling or re-offering any option shares, consult counsel to determine whether he or she is in compliance with all of the foregoing restrictions.

General

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and adjusted.


                                    Page -6-

Taxation

The Plan is not qualified under Section 401 of the Code. The following discussion of the federal income tax consequences of the granting and exercise of Options is based on an analysis of the Code as in effect on the date of this Prospectus and the rulings and regulations published thereunder before such date. The rules contained in the applicable provisions of the Code and the regulations and rulings thereunder are quite technical, so the description of federal tax consequences set forth herein is necessarily general in nature and does not purport to be complete. Optionees may also be subject to state or local income tax consequences in the jurisdictions in which they work or reside. Optionees should not rely upon this discussion for advice regarding their individual situations and are advised to seek professional individual counsel.

Optionees do not realize income at the time of grant of an Option. Recognition of such income is postponed until the optionee exercises the Option. The amount of income recognized will generally be equal to the difference between fair market value of the shares on the date of exercise and the fair market value of the shares on the date of grant of the Option.

The Company is entitled to a deduction for federal income tax purposes only to the extent that ordinary income is realized by the optionee upon exercise of the Option.

DESCRIPTION OF THE COMPANY'S COMMON STOCK

The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value and 10,000,000 shares of Preferred Stock, $.01 per value. As of July 9, 2001, there were 33,723,211 shares of Common Stock outstanding and 1,788,833 shares of Preferred Stock outstanding.

Dividend Rights

Holders of the Common Stock are entitled to receive such dividends as are declared by the Board out of funds legally available therefor.

Voting Rights

Holders of the Common Stock are entitled to one vote for each share of stock held by them. The shares of Common Stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the class of directors standing for election at any meeting if they choose to do so, and in


                                    Page -7-
such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at the meeting.

Pre-emptive Rights

The holders of the Common Stock have no pre-emptive rights.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment to the holders of any shares of preferred stock then issued and outstanding of the amounts to which they are entitled, the holders of Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to shares held by them.

Election of Directors

In June, 2000, the Board and the shareholders approved an amendment to the Certificate of Incorporation of the Company to provide for a staggered Board consisting of three classes to serve initially for one, two and three-year terms, converting into three year terms upon expiration of the original term, and until their successors are elected or until their earlier resignation, removal from office or death.

Other Matters

The Common Stock has no conversion rights, and is not subject to any redemption or sinking fund provisions or any further calls or assessments. The shares of Common Stock currently outstanding are, and the shares of Common Stock to be issued pursuant to the Plan will be, fully paid and non-assessable.

The Company's Certificate of Organization imposes certain limitations on the ability of the Company and its shareholders to recover monetary damages from the Company's Directors and Officers for breach of fiduciary duty by such Directors or Officers in their capacity as Director or Officer. Directors and Officers of the Company continue to have liability to the Company and its shareholders for monetary damages (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

                                     EXPERTS

The consolidated financial statements of the Company as of December 31, 2000 and for each of the prior three year periods ending December 31, incorporated by reference herein have been


                                    Page -8-
incorporated herein in reliance upon reports of Civale, Silvestri, Alfieri, Martin & Higgins, LLC, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL OPINION

Salvo, Russell, Fichter & Landau, counsel for the Company, will give its opinion as to the legality of the Common Stock being offered hereby, indicating that when sold, the Common Stock will be legally issued, fully paid and nonassessable.


                                    Page -9-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Documents by Reference.

      WorldWater Corp. (the "Company") will furnish shareholders with annual reports containing audited financial statements. Quarterly reports containing unaudited financial statements are available upon written request. Copies of the annual reports, and any other communications sent to the Company's shareholders generally, also will be furnished to all employees eligible to participate in the Plans.

      The  Company  hereby   incorporates  herein  by  reference  and  into  the
Prospectus relating to this Registration Statement the following documents filed by the Company with the Commission:

      (a) Annual Report on Form 10-KSB for the year ended December 31, 2000, filed pursuant to Section 13 of the 1934 Act; and

      (b) All other reports filed pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

      All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Company Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4. Description of Securities.

      Not Applicable.

      Item 5. Interests of Named Experts and Counsel.

      Not applicable.

      Item 6. Indemnification of Directors and Officers.

      Reference is made to Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

      Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

      Article 9 of the Certificate of Incorporation of the Company provides that except under certain circumstances, directors of the Company shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director. Article 4, Section 1 of the Amended and Restated By-laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

      Item 7. Exemption from Registration Claimed.

      Not Applicable.

      Item 8. Exhibits.

      An index of Exhibits appears at page II-5 hereof.

      Item 9. Undertakings.

      (1) The undersigned hereby undertakes:

            1. To file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) to include any additional or changed  information on the plan of distribution.

      Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

            2. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pennington Township, New Jersey, on July 23, 2001.

                                WORLDWATER CORP.
                             Pennington, New Jersey

By: /s/ Quentin T. Kelly
------------------------
Quentin T. Kelly
Chairman and
Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Quentin
T. Kelly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME                          TITLE                               DATE
----                          -----                               ----
/s/ Quentin T. Kelly          Chairman and Chief Executive        July 23, 2001
----------------------          Officer (Principal Executive
Quentin T. Kelly                Officer), Treasurer and Director

/s/ James S. Farrin           President and Chief Operating       July 23, 2001
----------------------          Officer
James S. Farrin

/s/ Terri L. Harris           Controller                          July 23, 2001
----------------------
Terri L. Harris

/s/ Joseph Cygler             Director                            July 23, 2001
----------------------
Joseph Cygler

/s/ Rolf Hafeli               Director                            July 23, 2001
----------------------
Rolf Hafeli

/s/ Davinder Sethi            Director                            July 23, 2001
----------------------
Davinder Sethi

/s/ Lange Schermerhorn        Director                            July 23, 2001
----------------------
Lange Schermerhorn

                                  EXHIBIT INDEX

Exhibit Number    Exhibit Description
--------------    -------------------

     *4.1         Restated Certificate of Incorporation of the Registrant

     *4.2         Amended and Restated By-laws of the Registrant

     *4.3         Amended 1999 Incentive Stock Option Plan

     *5.1 Opinion of Salvo, Russell, Fichter and Landau, with respect to the validity of the Common Stock

     *23.1 Consent of Salvo, Russell, Fichter and Landau, contained in their opinion filed as Exhibit 5.1 hereto

     *23.2 Consent of Civale, Silvestri, Alfieri, Martin & Higgins, Independent Public Accountants dated July 18, 2001

     *24 Power of Attorney (included on the signature pages of this Registration Statement)

* Filed herewith.